UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008.

UFOOD RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-134549	20-4463582
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

255 Washington Street, Suite 100 Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 787-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, Charles Ramat resigned as a member of the board of directors (the “Board”) of UFood Restaurant Group, Inc. (the “Company”), effective immediately. A copy of Mr. Ramat’s written correspondence concerning his resignation is filed as Exhibit 17.1 to this Form 8-K. Mr. Ramat was a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board. Mr. Ramat resigned as a member of the Board due to personal reasons.

The Company has provided Mr. Ramat with a copy of the disclosures reflected above and has provided Mr. Ramat with an opportunity to furnish the Company with a letter stating whether or not he agrees with the statements made above, and, if not, stating the respect in which he does not agree. The Company will file any letter received by the Company from Mr. Ramat as an exhibit to an amendment to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.1	Electronic Mail Message From Charles Ramat Dated February 29, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.

Date: February 29, 2008	By:	/s/ George Naddaff
George Naddaff
Chairman and Chief Executive Officer

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